SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                                FORM S-8

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       LIFSCHULTZ INDUSTRIES, INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)

                                Delaware
    --------------------------------------------------------------
    (State or other jurisdiction of incorporation or organization)

                               87-0448118
                  ------------------------------------
                  (I.R.S. Employer Identification No.)

                          641 West 59th Street
                        New York, New York  10019
            --------------------------------------------------
            (Address of Principal Executive Offices)(Zip Code)

                       LIFSCHULTZ INDUSTRIES, INC.
           VARIOUS STOCK OPTION AGREEMENTS (NOT UNDER A PLAN)
           --------------------------------------------------
                          (Full title of plan)

                          James W. Burch, Esq.
                   Jones, Waldo, Holbrook & McDonough
                    170 South Main Street, Suite 1500
                       Salt Lake City, Utah  84101

                             (801) 521-3200
  -------------------------------------------------------------
  (Telephone number, including area code, of agent for service)

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                     Calculation of Registration Fee

=======================================================================
                                  Proposed      Proposed
   Title of                       maximum        maximum     Amount of
securities to   Amount to be   offering price   aggregate   registration
be registered    registered       per unit   offering price     fee
- -----------------------------------------------------------------------
Common Stock    3,026,036 shares  $0.0625     $114,994.93(1)   $100.00
par value
$.001 per share
=======================================================================



     (1) Computed pursuant to Rule 456(h)(1) upon the basis of the exercise price of the options granted for the purchase of the Registrant's common stock under this Registration Statement as determined in accordance with paragraph (c) of Rule 457. 2,376,036 shares are being offered at an exercise price of $0.0313 per share and 650,000 shares are being offered at an exercise price of $0.0625 per share.

                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference
            -----------------------------------------------

     Lifschultz Industries, Inc. (the "Registrant") hereby incorporates by reference and makes a part of this Registration Statement the following documents, which constitute the "prospectus" required by
Section 10(a) of the Securities Act of 1933, as amended (the "Act"), and Rule 428(b)(1) promulgated under the Act, as provided in Rule 428(a)(1) under the Act:

     (a) The Registrant's annual report on Form 10-KSB for the year ended July 31, 1995;

     (b) The Registrant's Information Statement, dated December 9, 1995, in connection with the written consent of Shareholders in lieu of annual meeting dated December 8, 1995; and

     (c) The Registrant's quarterly reports on Form 10-QSB for the quarters ended October 31, 1995 and January 31, 1996.


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Item 8.     Exhibits
            --------

     The following exhibits are filed as required by Item 601 of Regulation S-B:

     5.1     Opinion of Jones, Waldo, Holbrook & McDonough

     23.1     Consent of Grant Thornton LLP

     23.2 Consent of Jones, Waldo, Holbrook & McDonough (included in its opinion filed as Exhibit 5.1 to this Registration Statement)

     24     Power of Attorney (included on page 4 of this Registration
Statement)

Item 9.     Undertakings
            ------------


     (a)     The Registrant hereby undertakes to:

          1. File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this Registration Statement.

          2. For determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          3. File a post-effective amendment to remove from registration of any of the securities that remain unsold at the end of the offering.












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                            POWER OF ATTORNEY

     Each person whose signature appears below hereby designates and appoints Dennis R. Hunter and David K. Lifschultz and each of them, as his/her attorneys-in-fact (the "Attorneys-in-Fact") with full power to act alone, and to execute in the name and on behalf of each such person, individually in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as the Attorneys-in-Fact, or either of them, deem appropriate, and to file each such amendment to this Registration Statement, together with all exhibits thereto and any and all documents in connection therewith with the U.S. Securities and Exchange Commission, hereby granting unto said Attorneys-in-Fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said Attorneys-in-Fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.


































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                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Salt Lake County, State of Utah, on June 7, 1996.

                              LIFSCHULTZ INDUSTRIES, INC.


                              By: /s/ Dennis R. Hunter
                              ------------------------------------------
                              Title:  President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                              Title                  Date
- ---------                              -----                  ----
                                   President,
                                   Director and Chief
/s/ Dennis R. Hunter               Financial Officer        June 7, 1996
- ------------------------------
Dennis R. Hunter

                                   Chairman, Director and
/s/ David K. Lifschultz            Chief Executive Officer  June 7, 1996
- ------------------------------
David K. Lifschultz


- ------------------------------      Director              June ---, 1996
Sidney B. Lifschultz

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                              EXHIBIT INDEX


Exhibit
Number          Description
- --------        -----------
5.1             Opinion of Jones, Waldo, Holbrook & McDonough (1)

23.1            Consent of Grant Thornton LLP (1)

23.2 Consent of Jones, Waldo, Holbrook & McDonough (included in its opinion filed as Exhibit 5.1 to this Registration Statement)

24 Power of Attorney (included on page 4 of this Registration Statement)

- ------------------------------------------------------------------------

(1)     Filed herewith as an exhibit to this Registration Statement.

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